Exhibit 4.5b

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH TRANSACTION UNDER (C) OR (D), FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

WARRANTS TO PURCHASE
COMMON SHARES OF HECLA MINING COMPANY

Warrant Certificate Number: 2018-1	Number of Warrants: 2,068,000

THIS IS TO CERTIFY THAT for value received Waterton Nevada Splitter, LLC, a Nevada limited liability company (the "Warrantholder"), has the right to purchase in respect of each whole warrant (individually a "Warrant" and collectively the "Warrants") represented by this certificate or by a replacement certificate (in either case this "Warrant Certificate"), at any time during the period beginning April 3, 2017 and continuing through and up to the earlier of (i) 5:00 p.m. (Toronto time) on April 3, 2032, and (ii) 5:00 p.m. (Toronto time) on the date that is 60 days following the delivery to the Warrantholder of written notice that the closing price of the Common Shares (as defined below) on the stock exchange or other market on which the trading in the Common Shares primarily occurs equals or exceeds a 100% premium to the Exercise Price (as defined below) for a period of 60 consecutive trading days (the earlier of (i) or (ii) being the "Expiry Time”, one fully paid and non-assessable common share (individually a "Common Share" and collectively the "Common Shares" and which terms shall include any shares or other securities which may be issued in addition thereto or in substitution or replacement therefor as provided herein) of Hecla Mining Company (the "Corporation"), a Delaware corporation, as constituted on the date hereof at a purchase price (the purchase price in effect from time to time being called the "Exercise Price") of US$8.03, subject to adjustment as provided herein. If, for purposes of subsection (ii) above, the closing price in the primary trading market is reported in a currency other than Canadian dollars, such closing price shall be converted into Canadian dollars at the exchange rate reported by the Bank of Canada.

The Corporation agrees that the Common Shares purchased pursuant to the exercise of the Warrants shall be and be deemed to be issued to the Warrantholder as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid.

Nothing contained herein shall confer any right upon the Warrantholder to subscribe for or purchase any Common Shares at any time after the Expiry Time and from and after the Expiry Time the Warrants and all rights under this Warrant Certificate shall be void and of no value.

The above provisions are subject to the following:

1.

Exercise: In the event that the Warrantholder desires to exercise the right to purchase Common Shares conferred hereby, the Warrantholder shall (a) complete to the extent possible in the manner indicated and execute a subscription form in the form attached as Schedule "A" to this Warrant Certificate, (b) surrender this Warrant Certificate to the Corporation in accordance with section 9 of this Warrant Certificate, and (c) pay the amount payable upon the exercise of such Warrants in respect of the Common Shares subscribed for by certified cheque, bank draft or money order in lawful money of Canada payable to the Corporation or by transmitting same day funds in lawful money of Canada by wire to such account as the Corporation shall direct the Warrantholder. Upon such surrender and receipt of payment as aforesaid, the Warrantholder shall be deemed for all purposes to be the holder of record of the number of Common Shares to be so issued and the Warrantholder shall be entitled to delivery of a certificate or certificates representing such Common Shares and the Corporation shall cause such certificate or certificates to be delivered to the Warrantholder at the address specified in the subscription form within three business days after such surrender and payment as aforesaid. No fractional Common Shares will be issuable upon any exercise of the Warrants. If a fractional share interest arises upon any exercise of the Warrants, the Corporation shall eliminate such fractional share interest by paying the Warrantholder an amount computed by multiplying the fractional interest by the then fair market value of a full Common Share.

2.

Partial Exercise: The Warrantholder may from time to time subscribe for and purchase any lesser number of Common Shares than the number of Common Shares represented by this Warrant Certificate. In the event that the Warrantholder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Time, the Corporation shall issue a replacement certificate in the same form as this Warrant Certificate (with appropriate changes) representing the unexercised balance of the Warrants.

3.

Not a Shareholder: The holding of the Warrants shall not constitute the Warrantholder a shareholder of the Corporation nor entitle the Warrantholder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

4.

Covenants, Representations and Warranties: The Corporation hereby represents and warrants that (a) it is authorized to create and issue the Warrants; (b) this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable against it in accordance with the provisions of this Warrant Certificate; and (c) all necessary New York Stock Exchange (“NYSE”) approvals have been obtained. The Corporation hereby covenants and agrees that (i) it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant Certificate and the certificate or certificates representing such Common Shares to be issued; (ii) at all times prior to the Expiry Time, it will reserve and there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided for in this Warrant Certificate; (iii) all Common Shares issued upon exercise of the right to purchase provided for herein shall, upon payment of the Exercise Price therefor, be issued as fully paid and non-assessable shares, and be free from any and all taxes, liens and charges relating thereto; (iv) it shall make all requisite filings under all applicable securities laws and the respective regulations made thereunder including those necessary to remain a reporting issuer not in default of any requirement of such acts and regulations; and (v) it shall preserve and maintain its corporate existence and all licenses and permits that are material to the proper conduct of its business. The Corporation hereby further covenants and agrees that all Common Shares issuable upon exercise of this Warrant shall be approved for listing (subject to issue or notice of issue) on the NYSE and on such other stock exchanges or over-the-counter markets on which the Common Shares are listed from time to time.

5.	Anti-Dilution Protection:

(a)

Definitions: For the purposes of this section 5, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection 5(a):

(i)	"Adjustment Period" means the period commencing on the date of issue of the Warrants and ending at the Expiry Time;

(ii)

"Current Market Price" of the Common Shares at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the NYSE or, if the Common Shares are not then listed on NYSE, on such other Canadian or U.S. stock exchange as may be selected by the directors of the Corporation for such purpose or, if the Common Shares are not then listed on any Canadian or U.S. stock exchange, in the over-the-counter market, during the period of 20 consecutive trading days ending three business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during such 20 consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any Canadian or U.S. stock exchange or traded in the over-the-counter market, then the Current Market Price shall be determined by a firm of independent chartered accountants selected by the directors of the Corporation;

(iii)

"director" or "director of the Corporation" means a director of the Corporation at the relevant time and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever empowered, action by any committee of the directors of the Corporation;

(iv)

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind; and

(v)	"trading day" with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(b)

Adjustments: The Exercise Price and the number of Common Shares issuable to the Warrantholder pursuant to this Warrant Certificate shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(i)	If at any time during the Adjustment Period the Corporation shall:

A.

fix a record date for the issue of, or issue, Common Shares or securities exchangeable for or convertible into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

B.

fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable or exercisable for or convertible into Common Shares;

C.	subdivide the outstanding Common Shares into a greater number of Common Shares; or

D.	consolidate the outstanding Common Shares into a lesser number of Common Shares,

(any of such events in subclauses 5(b)(i)A, 5(b)(i)B, 5(b)(i)C and 5(b)(i)D above being herein called a "Common Share Reorganization"), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

I.	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization; and

II.

the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable or exercisable for or convertible into Common Shares the number of Common Shares that would have been outstanding had such securities been exchanged or exercised for or converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5(b)(i) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable or exercisable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. Any Warrantholder who has not exercised his right to subscribe for and purchase Common Shares on or prior to the record date of such stock dividend or distribution or the effective date of such subdivision or consolidation, as the case may be, upon the exercise of such right thereafter shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for and purchased by such Warrantholder, at the Exercise Price determined in accordance with this clause 5(b)(i) the aggregate number of Common Shares that such Warrantholder would have been entitled to receive as a result of such Common Share Reorganization, if, on such record date or effective date, as the case may be, such Warrantholder had been the holder of record of the number of Common Shares so subscribed for and purchased.

(ii)

If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the "Rights Period"), to subscribe for or purchase Common Shares or securities exchangeable or exercisable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable or exercisable for or convertible into Common Shares, at an exchange, exercise or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being called a "Rights Offering"), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

A.	the numerator of which shall be the aggregate of

I.	the number of Common Shares outstanding on the record date for the Rights Offering, plus

II.	the quotient determined by dividing

(1)

either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange, exercise or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged, exercised or converted, as the case may be, by

(2)	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

B.

the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date plus the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable or exercisable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged, exercised or converted).

If by the terms of the rights, options, or warrants referred to in this clause (ii), there is more than one purchase, exchange, exercise or conversion price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate exchange, exercise or conversion price of the exchangeable, exercisable or convertible securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, exchange, exercise or conversion price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause (ii) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this clause (ii), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iii)	If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of:

C.	shares of the Corporation of any class other than Common Shares;

D.

rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable or exercisable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable or exercisable for or convertible into Common Shares at an exchange, exercise or conversion price per share) on the record date for the issue of such securities to the holder of at least 95% of the Current Market Price of the Common Shares on such record date);

E.	evidences of indebtedness of the Corporation; or

F.	any property or assets of the Corporation;

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

III.	the numerator of which shall be the difference between

(1)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

(2)

the aggregate fair market value, as determined by the directors of the Corporation (subject to any required stock exchange approval), to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

IV.	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5(b)(iii) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares referred to in this clause 5(b)(iii), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the amount which would then be in effect based upon the number of Common Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iv)	If at any time during the Adjustment Period there shall occur:

G.

a reclassification or redesignation of the Common Shares, a change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization;

H.

a consolidation, amalgamation, arrangement or merger of the Corporation with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities;

I.	the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being called a "Capital Reorganization"), after the effective date of the Capital Reorganization the Warrantholder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Warrantholder was theretofor entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Common Shares which the Warrantholder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants. Any such adjustment must be made by and set forth in an amendment to this Warrant approved by the directors of the Corporation.

(v)

If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of clause 5(b)(i) of this Warrant Certificate, then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment or readjustment and the denominator shall be Exercise Price resulting from such adjustment or readjustment.

(c)	Rules: The following rules and procedures shall be applicable to adjustments made pursuant to subsection 5(b) of this Warrant Certificate:

(i)	Subject to the following clauses of this subsection 5(c), any adjustment made pursuant to subsection 5(b) hereof shall be made successively whenever an event referred to therein shall occur.

(ii)

No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one per cent in the then Exercise Price and no adjustment shall be made in the number of Common Shares purchasable upon the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which except for the provision of this clause 5(c)(ii) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of subsection 5(b) hereof, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Common Shares issuable upon the exercise of the Warrants (except in respect of the Common Share Reorganization described in subclause 5(b)(i)D hereof or a Capital Reorganization described in subclause 5(b)(iv)A hereof).

(iii)

No adjustment in the Exercise Price or in the number or kind of securities purchasable upon the exercise of the Warrants shall be made in respect of any event described in section 5 hereof (except for Common Share Reorganizations described in subclauses 5(b)(i)C or 5(b)(i)D hereof) if the Warrantholder is entitled to participate in such event, subject to any required stock exchange acceptance, on the same terms mutatis mutandis as if the Warrantholder had exercised the Warrants prior to or on the record date or effective date, as the case may be, of such event.

(iv)

No adjustment in the Exercise Price or in the number of Common Shares purchasable upon the exercise of the Warrants shall be made pursuant to subsection 5(b) hereof in respect of the issue from time to time of Common Shares pursuant to this Warrant Certificate or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Corporation and/or any subsidiary of the Corporation and any such issue, and any grant of options in connection therewith, shall be deemed not to be a Common Share Reorganization, a Rights Offering nor any other event described in subsection 5(b) hereof.

(v)

If at any time during the Adjustment Period the Corporation shall take any action affecting the Common Shares, other than an action or event described in subsection 5(b) hereof, which in the opinion of the directors of the Corporation would have a material effect upon the rights of Warrantholders, either or both the Exercise Price and the number of Common Shares purchasable upon exercise of the Warrants shall be adjusted in such manner and at such time by action by the directors of the Corporation, in their sole discretion, as may be equitable in the circumstances; provided, however, that any such adjustment shall be subject to the approval the NYSE (if the Common Shares are then listed on such stock exchange) and any other required regulatory approvals. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Common Shares shall be deemed to be conclusive evidence that the directors of the Corporation have determined that it is equitable to make no adjustment in the circumstances.

(vi)

If the Corporation shall set a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants shall be required by reason of the setting of such record date.

(vii)

In any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to in subsection 5(b) hereof, the Corporation may defer, until the occurrence of such event:

J.

issuing to the Warrantholder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Common Shares or other securities issuable upon such exercise by reason of the adjustment required by such event; and

K.	delivering to the Warrantholder any distribution declared with respect to such additional Common Shares or other securities after such record date and before such event;

provided, however, that the Corporation shall deliver to the Warrantholder an appropriate instrument evidencing the right of the Warrantholder upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants and to such distribution declared with respect to any such additional Common Shares issuable upon the exercise of the Warrants.

In the absence of a resolution of the directors of the Corporation fixing a record date for a Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering.

(viii)

If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants, such disputes shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Corporation and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to subsection 5(b) hereof and shall be binding upon the Corporation and the Warrantholder.

(ix)

As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 5(b) hereof, including the Exercise Price and the number or class of Common Shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable shares all of the Common Shares or other securities which the Warrantholder is entitled to receive in accordance with the provisions of this Warrant Certificate.

(d)

Fundamental Transaction: If, at any time while this Warrant is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Shares (not including any shares of Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Warrantholder shall have the right to receive, for each Common Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction the number of common shares of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Corporation shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Warrantholder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Warrant pursuant to written agreements in form and substance reasonably satisfactory to the Warrantholder and approved by the Warrantholder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Warrantholder, deliver to the Warrantholder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of common shares of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such common shares (adjusted in accordance with Section 5 to the extent applicable but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such common shares, such number of common shares and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Warrantholder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Warrant with the same effect as if such Successor Entity had been named as the Corporation herein.

(e)

Notice: At least 21 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Warrantholder under this Warrant Certificate, including the Exercise Price or the number of Common Shares which may be purchased under this Warrant Certificate, the Corporation shall deliver to the Warrantholder a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this subsection 5(d) has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to the Warrantholder a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and share transfer books for the Common Shares will be open, and that the Corporation will not take any action which might deprive the Warrantholder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 21 day period.

6.

Further Assurances: The Corporation hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Warrantholder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant Certificate.

7.	Time of Essence: Time shall be of the essence of this Warrant Certificate.

8.

Governing Laws: This Warrant Certificate shall be subject to, governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Corporation and the Warrantholder irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of Ontario with respect to any dispute related to or arising out of this Warrant Certificate.

9.

Notices: All notices or other communications to be given under this Warrant Certificate shall be delivered by hand or by telecopier or other form of electronic transmission (such as email or .pdf) and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by telecopier or other form of electronic transmission, on the date of transmission if sent before 5:00 p.m., Toronto time, on a business day or, if sent after 5:00 p.m., Toronto time, or such day is not a business day, on the first business day following the date of transmission.

Notices to the Corporation shall be addressed to:

Hecla Mining Company

6500 North Mineral Drive

Suite 200

Couer d’Alene, Idaho 83815-9408

Notices to the Warrantholder shall be addressed to the address of the Warrantholder last shown on the register of Warrantholders maintained by the Corporation.

The Corporation or the Warrantholder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

10.	Legends on Common Shares:

Any certificate representing Common Shares issued on the exercise of Warrants represented by this Warrant Certificate will, unless the offer and sale of such Common Shares is registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH TRANSACTION UNDER (C) OR (D), FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”

11.

Lost Certificate: If this Warrant Certificate or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may reasonably impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof, and it being understood that, in the case of a lost, stolen or destroyed Warrant Certificate, an affidavit of loss shall be sufficient evidence thereof) issue and deliver a new certificate, in form identical hereto but with appropriate changes, representing any unexercised portion of the subscription rights represented hereby to replace the certificate so stolen, lost, mutilated or destroyed.

12.

Transfer: The Warrants are transferable and the term "Warrantholder" shall mean and include any successor, transferee or assignee of the current or any future Warrantholder. The Warrants may be transferred by the Warrantholder completing and delivering to the Corporation the transfer form attached hereto as Schedule "B".

13.

Successors and Assigns: This Warrant Certificate shall enure to the benefit of the Warrantholder and the successors and assignees thereof and shall be binding upon the Corporation and the successors thereof.

[Signature Page Follows]

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by an authorized officer as of the 20th day of July, 2018.

HECLA MINING COMPANY

By:
Authorized Officer

Schedule A

TO:     HECLA MINING COMPANY

SUBSCRIPTION FORM

The undersigned hereby subscribes for _______________ (A) common shares ("Common Shares") of Hecla Mining Company (the "Corporation") (or such other number of Common Shares or other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto pursuant to the provisions of the warrant certificate (the "Warrant Certificate") dated _________, 2018 issued by the Corporation) at an Exercise Price of US$8.03 per Common Share purchased, being US$____________ in aggregate, (or at such other purchase price as may be in effect under the provisions of the Warrant Certificate) and on and subject to the other terms and conditions specified in the Warrant Certificate and hereunder and encloses herewith a certified cheque, bank draft or money order in lawful money of Canada payable to the Corporation or has transmitted same day funds by wire to such account as the Corporation directed the undersigned in payment of the subscription price.

In connection with the exercise of the Warrant Certificate, the undersigned hereby represents and warrants as follows: (Please check the ONE box applicable):

☐	1.

The undersigned (i) was the original purchaser of the Warrants, (ii) is exercising the Warrants solely for its own account or for the account of the original beneficial purchaser, if any, and (iii) each of it and any beneficial purchaser was on the date the Warrants were originally purchased, and is on the date of exercise of the Warrants, an “accredited investor” (as defined in Rule 501(a) of Regulation D under the 1933 Act).

☐	2.

The undersigned has delivered to the Corporation a written opinion of U.S. counsel reasonably satisfactory to the Corporation to the effect that the Common Shares to be delivered upon exercise hereof are exempt from registration under the 1933 Act and the securities laws of all applicable states of the United States.

“1933 Act” means the United States Securities Act of 1933, as amended. “U.S. person” and “United States” are as defined by Regulation S under the 1933 Act.

Certificates representing Common Shares will bear a U.S. restrictive legend.

If any Common Shares represented by this Warrant certificate are not being exercised, a new Warrant Certificate will be issued and delivered with the Common Share certificate(s).

The undersigned hereby directs that the Common Shares subscribed for be registered and delivered as follows:

Name in Full	Address	Number of Common Shares

DATED this ___ day of _____________, 20____.

By:

Instructions:

1.

If the Subscription Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of the Warrantholder on the Subscription Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and the Warrantholder must pay any applicable transfer taxes or fees.

2.

If the Subscription Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

Schedule B

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                                                                                         (include name and address of the transferee) Warrants exercisable for common shares of Hecla Mining Company (the "Corporation") registered in the name of the undersigned on the register of the Corporation maintained therefor, and hereby irrevocably appoints                                                                      the attorney of the undersigned to transfer the said securities on the books maintained by the Corporation with full power of substitution.

DATED this _________ day of ___________________, 20___ .

Signature of Transferor guaranteed by:

Name of Bank or Trust Company:	Signature of Transferor

Address of Transferor

Instructions:

1.	The name of the Transferor must correspond with the name written upon the face of this Warrant Certificate in every particular without any changes whatsoever.

2.

The signature of the Transferor on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and the Warrantholder must pay any applicable transfer taxes or fees.

3.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.